Exhibit 10.66

FIRST AMENDMENT TO THE

REINSURANCE POOLING AGREEMENT

AMENDED AND RESTATED AS OF JANUARY 1, 2005

This First Amendment (this “First Amendment”) to the Reinsurance Pooling Agreement Amended and Restated as of January 1, 2005 (the “2005 Pooling Agreement”), is made as of April 1, 2007, by and among State Automobile Mutual Insurance Company (“State Auto Mutual”), State Auto Property and Casualty Insurance Company (“State Auto P&C”), Milbank Insurance Company (“Milbank”), State Auto Insurance Company of Wisconsin (“SA WI”), Farmers Casualty Insurance Company (“Farmers Casualty”), State Auto Insurance Company of Ohio (“SA OH”), State Auto Florida Insurance Company (“SA FL”), Meridian Security Insurance Company (“Meridian Security”), and Meridian Citizens Mutual Insurance Company (“Meridian Citizens Mutual”) (collectively, the “Pooled Companies”). This First Amendment shall be effective and operative as set forth in Section 9 of this First Amendment.

Background Information

The 2005 Pooling Agreement excludes premiums, losses, loss expenses, underwriting expenses and administrative expenses attributable to the State Auto Mutual Reinsurance Book.

With this First Amendment, State Auto intends to (i) exclude from the 2005 Pooling Agreement the voluntary assumption of reinsurance by State Auto Mutual, regardless of whether the ceding company is affiliated with State Auto Mutual, from and after the Effective Date, and (ii) clarify certain matters between the State Auto P&C Catastrophe Assumption Agreement and the 2005 Pooling Agreement.

The Independent Committee of the Board of Directors of each of State Auto Mutual and State Auto Financial Corporation has approved the matters set forth in this Amendment.

Statement of Agreement

In consideration of the mutual covenants set forth herein and INTENDING TO BE LEGALLY BOUND HEREBY, the Pooled Companies agree to amend the 2005 Pooling Agreement as follows:

1.	Capitalized terms used in this First Amendment (including the Background Information) which are not otherwise defined herein shall have the meanings ascribed such terms in the 2005 Pooling Agreement.

2.	Section 1(d) of the 2005 Pooling Agreement is amended in its entirety to read as follows:

(d)

“State Auto Mutual Reinsurance Book” means (i) premiums, losses, underwriting and administrative expenses attributable to State Auto Mutual’s voluntary assumption of reinsurance from third parties which are unaffiliated with State

Auto Mutual, which voluntary assumed reinsurance contracts/treaties initially commenced on or after January 1, 2005, and (ii) premiums, losses, underwriting and administrative expenses attributable to State Auto Mutual’s voluntary assumption of reinsurance from affiliates of State Auto Mutual, which voluntary assumed reinsurance contracts/treaties initially commenced on or after January 1, 2007.

3.	Section 1 of the 2005 Pooling Agreement is amended to add the following subsection (f):

(f)

“State Auto Insurance Ceding Companies” means State Auto Mutual and each insurance company, present and future, in the State Auto Mutual insurance holding company system, other than State Auto P&C, which cede reinsurance to State Auto P&C under the State Auto P&C Catastrophe Assumption Agreement.

4.

The definition of the “State Auto P&C Catastrophe Assumption Agreement” set forth in Section 7(a) of the 2005 Pooling Agreement is deleted in its entirety. In its place, Section 1 of the 2005 Pooling Agreement is amended to add the following subsection (g):

(g)	“State Auto P&C Catastrophe Assumption Agreement” means any agreement pursuant to which State Auto P&C provides catastrophe reinsurance to any of the State Auto Insurance Ceding Companies.

5.

In subsections 7(a) through 7(h), the sentence “Accounts shall be rendered at quarterly intervals and shall be settled within sixty (60) days thereafter.” is hereby deleted and replaced by the following sentence: “Subject to the offset provision in Section 8 hereof, all amounts due under this Agreement shall be due and payable by the respective Pooled Company within sixty (60) days after the end of each calendar quarter.”

6.	Section 1 of the 2005 Pooling Agreement is amended to add the following subsection (h):

(h)

“State Auto Traditional Cat Program” means the then current amount of State Auto’s catastrophe loss retention ($55 million as of the Effective Date of this First Amendment) plus the then current amount of catastrophe reinsurance available to State Auto ($80 million as of the date of this First Amendment).

7.	Section 10 of the 2005 Pooling Agreement is hereby deleted in its entirety and replaced by the following:

10.

Losses Excluded: Notwithstanding any of the foregoing, the Pooled Companies agree that the 2005 Pooling Agreement, as amended from time to time, shall not apply to catastrophe losses and loss expenses to the extent such losses and loss expenses are covered by the State Auto P&C Catastrophe Assumption Agreement. Once the limit of coverage available under the State Auto P&C Catastrophe Assumption Agreement is exhausted by loss expenses and loss payments on behalf of any of the State Auto Insurance Ceding Companies or directly by State Auto P&C, all parties understand and agree that catastrophe losses and loss expenses in excess of the sum of the State Auto Traditional Cat Program and the amount of coverage under the State Auto P&C Catastrophe Assumption Agreement shall once again be ceded and assumed under the terms of the 2005 Pooling Agreement, as amended from time to time. All premiums attributable to the State Auto P&C Catastrophe Assumption Agreement are to be paid to State Auto P&C outside of the 2005 Pooling Agreement, as amended from time to time. All premiums, losses, loss expenses, underwriting expenses and administrative expenses attributable to either State Auto Middle Market Insurance from and after 12:01 a.m. EST January 1, 2005, or the State Auto Mutual Reinsurance Book are outside the 2005 Pooling Agreement, as amended from time to time. In addition, this 2005 Pooling Agreement, as amended from time to time, is subject to the Reserve Guaranty Agreement.

8.	It is agreed that the home office address of State Auto P&C is 1300 Woodland Drive, West Des Moines, Iowa, and the home office address of SA FL is 2955 North Meridian Street, Indianapolis, Indiana.

9.

This First Amendment shall be effective as of 12:01 a.m. Columbus, Ohio time, on January 1, 2007 (the “Effective Date”). Notwithstanding the foregoing, this First Amendment shall only become operative when this First Amendment has been approved, or deemed approved, by any insurance regulator with jurisdiction over any of the Pooled Companies. If this First Amendment is not approved as indicated, this First Amendment shall be deemed null and void and shall not become operative to amend the 2005 Pooling Agreement in any manner whatsoever.

10.

This document is an amendment to the 2005 Pooling Agreement. In the event of any inconsistencies between the provisions of the 2005 Pooling Agreement and this First Amendment, the provisions of this First Amendment shall control. Except as expressly amended hereby, the 2005 Pooling Agreement shall continue in full force and effect without change for the balance of the term thereof.

State Automobile Mutual Insurance Company

By:	/S/ ROBERT P. RESTREPO, JR.
Robert P. Restrepo, Jr., President

State Auto Property & Casualty Insurance Company

By:	/S/ ROBERT P. RESTREPO, JR.
Robert P. Restrepo, Jr., President

Milbank Insurance Company

By:	/S/ ROBERT P. RESTREPO, JR.
Robert P. Restrepo, Jr., President

State Auto Insurance Company of Wisconsin

By:	/S/ ROBERT P. RESTREPO, JR.
Robert P. Restrepo, Jr., President

Farmers Casualty Insurance Company

By:	/S/ ROBERT P. RESTREPO, JR.
Robert P. Restrepo, Jr., President

State Auto Insurance Company of Ohio

By:	/S/ ROBERT P. RESTREPO, JR.
Robert P. Restrepo, Jr., President

State Auto Florida Insurance Company

By:	/S/ ROBERT P. RESTREPO, JR.
Robert P. Restrepo, Jr., President

Meridian Security Insurance Company

By:	/S/ ROBERT P. RESTREPO, JR.
Robert P. Restrepo, Jr., President

Meridian Citizens Mutual Insurance Company

By:	/S/ ROBERT P. RESTREPO, JR.
Robert P. Restrepo, Jr., President

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